                                                                     EXHIBIT 4.1



                         Jacobs Engineering Group Inc.

                      Global Employee Stock Purchase Plan

                           Jacobs Engineering Group Inc.

                      Global Employee Stock Purchase Plan

                                     INDEX
                                     -----


   1.  Purpose of the Plan............................................  1

   2.  Definitions....................................................  1

   3.  Participation..................................................  5

   4.  Enrollment and Election Periods................................  5

   5.  Term of Plan...................................................  6

   6.  Number and Type of Shares to Be Made Available.................  6

   7.  Use of Funds...................................................  6

   8.  Amount of Contribution; Method of Payment......................  6

   9.  Purchasing, Transferring Shares................................  8

  10.  Dividends and Other Distributions..............................  9

  11.  Voting of Shares...............................................  9

  12.  In-Service Distribution or Sale of Shares......................  9

  13.  Cessation of Active Participation..............................  9

  14.  Termination of Employment...................................... 10

  15.  Assignment..................................................... 10

  16.  Adjustment of and Changes in Shares............................ 10

  17.  Amendment or Termination of the Plan........................... 10

  18.  Designation of Subsidiaries.................................... 11

  19.  Operating Regulations.......................................... 11

  20.  Administration................................................. 11

  21.  Securities Law and Other Restrictions.......................... 12

  22.  No Independent Employees' Rights............................... 12

  23.  Applicable Law................................................. 12

  24.  Merger or Consolidation........................................ 12

  I.   Addenda........................................................ 13


                         Jacobs Engineering Group Inc.

                      Global Employee Stock Purchase Plan


1.      Purpose of the Plan

  This 2001 Global Employee Stock Purchase Plan is intended to advance the interests of Jacobs Engineering Group Inc. by encouraging stock ownership by employees of Jacobs Engineering Group Inc. and certain subsidiaries of Jacobs Engineering Group Inc.

2.      Definitions

   (a)  "Act" shall mean, the Securities Act of 1933, as amended.

   (b) "Administrator" shall mean, the bank, brokerage firm, financial institution, or other entity or person(s) engaged, retained or appointed by the Committee to act as the agent of the Employer and of the Participants under the Plan from time to time.

   (c) "Addendum or Addenda" shall mean, individually and collectively, the appendices A to I hereto and such other additional appendices as may be added to this Plan at the discretion of the Committee. Each appendix will govern the operation of the Plan in respect of Designated Subsidiaries in countries named in the appendix and will be considered part of the Plan. Unless otherwise stated, the applicable appendix for the country will govern the operation of the Plan in that country and to that extent the appendix will override other parts of this Plan.

   (d)  "Board" shall mean, the Board of Directors of the Company.

   (e) "Closing Value" shall mean, as of a particular date, the value of a Share determined by:

         (i) the closing sale price for such Share (or the closing bid, if no sales were reported) as quoted on The New York Stock Exchange, or such other established stock exchange or national market system on which the Share is listed or traded, for the day for which the Closing Value is to be determined.

         (ii) such other valuation method as required under the applicable Local Law.

        In the event that the foregoing valuation method is not practicable, the "Closing Value" shall be determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of such date.

   (f) "Code" shall mean, the United States Internal Revenue Code of 1986, as amended and currently in effect, or any successor body of federal tax law in the United States.

   (g) "Committee" shall mean, the Board of Directors of the Company, a designated committee thereof, or the person(s) or entity delegated the responsibility of administering the Plan.

   (h) "Company" shall mean, Jacobs Engineering Group Inc., including any successor thereto.

   (i) "Compensation" shall mean, unless otherwise required by the applicable Local Law, regular fixed basic gross compensation.

        "Compensation" does not include, unless otherwise required by the applicable Local Law:

         (i) any bonus, overtime payment, contribution to an employee benefit plan or other similar payment or contribution;

         (ii) amounts realized from the exercise, sale, exchange or other disposition of a non-qualified stock option or sale, exchange or other disposition of a stock acquired under a non-qualified stock option;

         (iii) amounts realized when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture or becomes fully owned by the Employee;

         (iv) amounts realized from the exercise, sale, exchange, or other disposition of a qualified or incentive stock option or sale, exchange or other disposition of stock acquired under a qualified or incentive stock option;

         (v) moving allowances, automobile allowances, tuition reimbursement, financial/tax planning reimbursement, lunch vouchers, house allowances, and other allowances that receive special tax benefits, other extraordinary compensation, including tax "gross-up" payments, and imputed income from other employer-provided benefits; and

         (vi) other amounts that receive special tax benefits, such as, but not limited to, premiums for group term life insurance or contributions made by the Employer (whether or not under salary reduction agreement) or mandatory payments made by the Employer to the Employee under the applicable law of the jurisdiction in which the Employer of this Employee is located or the Employee is employed or resides.

   (j) "Designated Subsidiary or Designated Subsidiaries" shall mean, those Subsidiaries whose Employees have been designated by the Board, in its sole discretion, as eligible to participate in the Plan.

   (k) "Election Period" shall mean, the period during which Participants in the Plan authorize payroll deductions or provide alternative contributions to fund the purchase of Shares on their behalf under the Plan pursuant to the right to purchase Shares granted to them hereunder. Alternative contributions for the purpose of this Plan shall mean, payment of contributions to fund the purchase of Shares under the Plan, pursuant to the right to purchase Shares granted to the Participants hereunder, through such other means as authorized by the Committee, including, but not limited to, personal checks of the Participants. As determined by the Committee, Election Period may vary from country to country or Designated Subsidiary to Designated Subsidiary.

   (l) "Eligible Employee" shall mean, subject to the applicable Local Law, an Employee of a Designated Subsidiary with one (1) year service on an Enrollment Date. Subject to the applicable Local Law, Employees of Designated Subsidiaries that have become Subsidiaries by reason of having been acquired by the Company or a Subsidiary and companies that have been merged with the Company or a Subsidiary may, at the discretion of the Committee, receive credit for the time they have worked for such acquired or merged company prior to the affiliation with the Company or Designated Subsidiary.

        Subject to the applicable Local Law, the Committee in its sole discretion may determine that the following Employees shall not be Eligible Employees under the Plan:

         (i) Employees whose customary employment is less than 20 hours per week or who are employed for less than five months in any calendar year;

         (ii) Employees who are not actively employed by the Employer at the beginning of a six-month Election Period, including Employees who are on disability, or leave of absence;

         (iii) Any Employee who would own more than five (5) percent of the common stock in the Company immediately after the Share purchase opportunity is granted to them under the Plan. Shares that the Employee may purchase under all outstanding stock options or such other share-based compensation plan of the Company shall be treated as stock owned by the Employee for such purposes, even though the option is not presently exercisable or the Shares are not presently receivable by the Employee;

         (iv)  Employees who are subject to Section 16(a) of the 1934 Act; and

         (v) Employees who are eligible to participate or who participate in the Company's 1989 Employee Stock Purchase Plan.

   (m)  "Employee" shall mean, subject to the applicable Local Law:

         (i) an individual who is a regular full time or part time employee of the Employer;

         (ii) an individual who works either a full-time or part-time work schedule and who is normally included in the authorized staffing targets and budget of the Employer; and

         (iii) an individual who has been hired on a temporary contract but who is expected to fill a permanent staffing need.

         Unless otherwise required by the applicable Local Law, Employee shall not include unionized Employees as defined by the regular practices of the Employer.

   (n) "Employer" shall mean, individually and collectively, the Company, a Designated Subsidiary and the Designated Subsidiaries.

   (o) "Enrollment Period" shall mean, the period immediately preceding the Election Period that is designated by the Committee in its discretion as the period during which an Eligible Employee may elect to participate in the Plan.

   (p) "Holding Period" shall mean, the period during which the Participant is not permitted to transfer, sell, pledge or otherwise deal in the Shares credited to the Participant's Plan Account. Unless otherwise required by the applicable Local Law, there is no Holding Period for the purposes of this Plan.

   (q) "Local Law" shall mean, the laws of the jurisdiction in which the Employer is incorporated or located or where the Employee or Participant is employed or resides including but not limited to the securities regulatory body requirements and the taxation requirements of that same jurisdiction.

   (r) "1934 Act" shall mean, the United States Securities Exchange Act of 1934, as amended, and currently in effect, or any successor body of federal securities law in the United States.

   (s) "Participant" shall mean, any Eligible Employee who has elected to participate in the Plan for an Election Period by authorizing payroll deductions or by making alternative contributions and following all applicable procedures established by the Committee during the Enrollment Period for such Election Period.

   (t) "Plan" shall mean, this Jacobs Engineering Group 2001 Global Employee Stock Purchase Plan including Addenda hereof; as amended from time to time.

   (u) "Plan Account" shall mean, the individual account established for each Participant for purposes of accounting for and/or holding each Participant's payroll deductions, alternative contributions, Shares, etc. The Plan Account may be a book keeping account or a brokerage account, or such other account as determined by the Committee.

   (v) "Plan Year" shall mean, the period of twelve (12) calendar months commencing on September 1 each year or such other period as determined by the Committee.

   (w) "Purchase Price" shall mean, for each Share purchased in accordance with Paragraph 9 hereof, an amount equal to the lesser of:

        (i) ninety percent (90%) of the Closing Value of a Share on the first Trading Day of each Election Period or the earliest date thereafter as is administratively feasible, which for Plan purposes shall be deemed to be the date the right to purchase such Shares was granted to each Eligible Employee who is, or elects to become, a Participant; and

        (ii) ninety percent (90%) of the Closing Value of such Share on the last Trading Day of the Election Period or the earliest date thereafter as is administratively feasible, which for Plan purposes shall be deemed to be the date each such right to purchase such Shares was exercised).

        Provided however that, the Committee may, in its sole discretion, approve, in lieu of the foregoing formula for determining the Purchase Price, the Closing Value on the last Trading Day of the Election Period multiplied by any percentage figure from eighty-five percent (85%) to one-hundred percent (100%) as selected by the Committee.

        The Purchase Price determined hereunder may be in respect of one or more countries and for one or more Election Periods and shall remain in effect until changed by the Committee.

        In no event, however, may the Committee select a Purchase Price that would be lower than that allowed under Section 423(b)(6) of the Code or any successor section.

   (x) "Shares" shall mean, shares of common stock, par value $1.00 per share, of the Company.

   (y) "Subsidiary" shall mean, a corporation or other entity, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary (except for the U.K. in which this term shall mean a corporation or other entity, domestic or foreign, of which more than fifty percent (50%) ownership of the voting shares are held by the Company or a Subsidiary) whether or not such corporation or other entity now exists or is hereafter organized or acquired by the Company or a Subsidiary (or as otherwise may be defined in Code Section
        424).

   (z) "Trading Day" shall mean, a day on which The New York Stock Exchange is open for trading.

3.  Participation

  Participation in the Plan is voluntary. All Eligible Employees of an Employer are eligible to participate in the Plan. All Eligible Employees granted rights to purchase Shares hereunder shall have the same rights and privileges as every other such Eligible Employee and only Eligible Employees of an Employer satisfying the applicable participation requirements of the Plan will be entitled to participate in the Plan.

4.   Enrollment and Election Periods

   (a) Enrolling in the Plan.  To participate in the Plan, an Eligible Employee
       ---------------------
must enroll in the Plan. Enrollment for a given Election Period will take place during the Enrollment Period for such Election Period. The Committee shall designate the initial Enrollment Period and each subsequent Enrollment Periods and the Election Periods to which each Enrollment Period relates. Participation in the Plan with respect to any one or more of the Election Periods shall neither limit nor require participation in the Plan for any other Election Period.

   (b) The Election Period.  Any Employee who is an Eligible Employee and who
       -------------------
desires to be granted rights to purchase Shares hereunder must enroll, in accordance with the procedures established by the Committee, during an Enrollment Period. Such authorization shall be effective for the Election Period immediately following such Enrollment Period.

       The duration of an Election Period shall be determined by the Committee prior to the Enrollment Period; provided however that, if the Committee terminates the Plan during an Election Period, pursuant to its authority in Paragraph 17 of the Plan, such Election Period shall be deemed to end on the date the Plan is terminated. The termination of the Plan and the Election Period shall end the Participant's rights to contribute amounts to the Plan or continue participation in the Election Period. The date of termination of the Plan shall be deemed to be the final day of the Election Period for purposes of determining the Purchase Price under the Election Period and all amounts contributed during the Election Period will be used as of such termination date to purchase Shares in accordance with the provisions of Paragraph 9 of this Plan or alternatively, at the sole discretion of the Committee, refunded in cash without interest or where required under the applicable Local Law with interest.

       The Committee may designate one or more Election Periods during each Plan Year during the term of this Plan. On the first day or the first Trading Day of each Election Period, as determined by the Committee, each Participant shall be granted a right to purchase Shares under the Plan. Each right granted hereunder shall expire at the end of the Election Period for which it was granted. In no event may a right granted hereunder be exercised later than the period of time specified in section 423(b)(7)(B) of the Code. Except as otherwise provided in Paragraph 9, a right to purchase Shares granted under the Plan shall be treated as exercised on the last Trading Day of each Election Period.

   (c) Changing Enrollment. The offering of Shares pursuant to rights granted
       -------------------
under the Plan shall occur only during an Election Period and shall be made only to Participants. Once an Eligible Employee is enrolled in the Plan, the Committee or the Employer will inform the Administrator of such fact.

       Once enrolled, a Participant shall continue to participate in the Plan for each successive Election Period(s) until he or she terminates his or her participation by revoking his or her payroll deduction authorization or by revoking his or her alternative contribution authorization or not contributing his or her alternative contributions or ceases to be an Eligible Employee.

       Once a Participant has elected to participate under the Plan, that Participant's payroll deduction authorization or alternative contribution authorization shall apply to all subsequent Election Periods unless and until the Participant ceases to be an Eligible Employee or the Participant changes or terminates said authorization.

       Unless otherwise required by the applicable Local Law if a Participant desires to change his or her rate of contribution during an Election Period such change shall be effective for the next Election Period and only if such change is made by the Participant giving notice to the Committee or the Employer in the manner established by the Committee.

5.   Term of Plan

  This Plan shall be in effect from September 1, 2001, and end after August 31, 2011.

6.   Number and Type of Shares to Be Made Available Under The Plan

  Subject to adjustment as provided in Paragraph 16 hereof, the total number of Shares made available for purchase by Participants granted rights which are
exercised under Paragraph 9 hereof is,   three hundred thousand (300,000)
Shares, which may consist of authorized but unissued shares, treasury shares, or shares purchased by the Company in the open market. The provisions of Paragraph 9(d) shall control in the event the number of Shares covered by rights which are exercised for any Election Period exceeds the number of Shares available for sale under the Plan. If all of the Shares authorized for sale under the Plan have been sold, the Plan shall either be continued through additional authorizations of Shares made by the Board (such authorizations must, however, comply with Paragraph 17 hereof), or shall be terminated in accordance with Paragraph 17 hereof.

7.   Use of Funds

  All payroll deductions or alternative contributions received or held by an Employer under the Plan will be used to purchase Shares in accordance with the provisions of this Plan. Any amounts held by an Employer or other party holding amounts in connection with or as a result of payroll deductions or alternative contributions made pursuant to the Plan and pending the purchase of Shares hereunder shall be considered a non-interest-bearing, unsecured indebtedness extended to the Employer or other party by the Participants, unless otherwise required under the applicable Local Law. Administrative expenses of the Plan shall be allocated to each Participant's Plan Account unless the Employer pays such expenses. The Participant agrees to sign any and all appropriate documents to facilitate such allocation.

8.      Amount of Contribution; Method of Payment

   (a) Payroll Deduction or Alternative Contribution.  Except as otherwise
       ---------------------------------------------
specifically provided herein, the Purchase Price will be payable by each Participant by means of payroll deduction or alternative contribution. The payroll deduction or alternative contribution shall be in increments of one percent (1%). Unless otherwise authorized by the Committee, the minimum payroll deduction or alternative contribution permitted shall be an amount equal to two percent (2%) of a Participant's Compensation and the maximum payroll deduction or alternative contribution shall be an amount equal to fifteen percent (15%) of a Participant's Compensation. In any event, the total payroll deduction or alternative contribution permitted to be made by any Participant in any calendar year shall be limited to the sum of legal currency equivalent of U.S. $25,000 as specified under Section 423(b)(8)(C), or such other amount as Section 423(b)(8)(C) of the Code, or any successor section, may hereafter allow. The actual percentage of Compensation to be deducted or contributed shall be specified by a Participant in his or her authorization to participate in the Plan. Unless otherwise authorized by the Committee, Participant may not deposit any separate cash payments into his/her Plan Account.

       Payroll deductions will commence with the first payroll issued during the Election Period and will, except as otherwise provided herein, continue with each payroll throughout the entire Election Period, except for pay periods for
which such Participant receives no Compensation.   A pay period which ends at
such time that it is administratively impracticable to credit any payroll for such pay period to the then current Election Period will be credited in its entirety to the immediately subsequent Election Period. A pay period that overlaps Election Periods will be credited in its entirety to the Election Period in which it is paid. Alternative contributions will be made in accordance with the procedure established by the Committee.

   (b) Application of Withholding Rules.  Payroll deductions or alternative
       --------------------------------
contributions shall be retained by the Employer or other party, designated by the Committee or the Employer as the case may be, until applied to the purchase of Shares as described in Paragraph 9 hereof and the satisfaction of any related withholding obligations (including any employment tax obligations) under the applicable Local Law.

       At the time the Shares are purchased, or at the time some or all of the Shares issued under the Plan are disposed of, Participants must make adequate provision for the Employer's tax withholding obligations (including any employment tax obligations), if any, which arise in any applicable jurisdiction upon the purchase or disposition of the Shares. Subject to the applicable Local Law and the Holding Period, if any, the Employer may instruct the Administrator to dispose or sell such number of Shares (credited to the Participant's Plan Account) to raise the amount necessary, or may withhold from each Participant's Compensation the amount necessary, to enable the Employer to meet applicable withholding obligations, including any withholding required to make available to the Employer any tax deductions or benefits attributable to the sale or early disposition of Shares by the Participant. Each Participant, as a condition of participating under the Plan, agrees to bear responsibility for all taxes required to be withheld in any applicable jurisdiction from his or her Compensation as well as the Participant's portion of applicable social security or similar such taxes, with respect to any Compensation arising on account of the purchase or disposition of Shares. The Employer may increase income and/or employment tax withholding on a Participant's Compensation after the purchase or disposition of Shares in order to comply with the applicable tax laws in any jurisdiction. The Participant agrees to sign any and all appropriate documents to facilitate payment of all applicable taxes by the Employer, including but not limited to withholding by the Employer from Participant's Compensation, or by the Employer instructing the Administrator to sell the required number of Shares.

9.      Purchasing, Transferring Shares

   (a) Maintenance of Plan Account. Upon the exercise of a Participant's initial
       ---------------------------
right to purchase Shares under the Plan, the Administrator shall establish a Plan Account in the name of such Participant. At the close of each Election Period, the aggregate amount deducted during such Election Period by the Employer from a Participant's Compensation by way of payroll deduction or alternative contributions made to the Plan by the Participant (and credited to an account maintained by the Employer or other party) and interest, if any, payable under the applicable Local Law will be communicated by the Employer to the Administrator. The Company shall convert the said payroll deductions or alternative contributions into US dollars in accordance with the process and at the rate established by the Committee. The Administrator shall thereupon credit to the Participant's Plan Account such US dollars. As of the last day of each Election Period, or as soon thereafter as is administratively practicable, each Participant's right to purchase Shares will be exercised automatically for him or her by the Administrator with respect to those amounts reported to the Administrator by the Committee or Employer as credited to that Participant's Plan Account. On the date of exercise, the amount then credited to the Participant's Plan Account for the purpose of purchasing Shares hereunder will be divided by the Purchase Price and there shall be credited to the Participant's Plan Account by the Administrator the number of whole Shares which results. The Administrator shall hold in its name, or in the name of its nominee, all Shares so purchased by Participants under the Plan.

   (b)  Share Price and Exchange Fluctuation Risk. Participation in the Plan,
        -----------------------------------------
purchase, ownership and sale of Shares under the Plan, is subject to risk of fluctuation in Shares' price and currency exchange.

   (c) Insufficient Funds for Whole Shares.  In the event that the amount
       -----------------------------------
credited to Participant's Plan Account is not exactly equal to the Purchase Price for a whole number of Shares, then any excess amount may be refunded to the Participant without interest or where required by the applicable Local Law with interest, or may be used to purchase Shares in the subsequent Election Periods, as determined by the Committee.

   (d) Insufficient Number of Available Shares.  In the event the number of
       ---------------------------------------
Shares covered by rights which are exercised for any Election Period exceeds the number of Shares available for sale under the Plan, the number of Shares actually available for sale hereunder shall be allocated by the Administrator among the Participants in proportion to the amount then credited to each Participant's Plan Account over the total amount then credited to all Participant's Plan Accounts. Any excess amounts withheld and credited to Participants' Plan Accounts then shall be returned to the Participants as soon as is administratively practicable without interest or where required by the applicable Local Law with interest.

   (e) Handling Excess Shares.  In the event that the number of Shares which
       ----------------------
would be credited to any Participant's Plan Account in any Election Period exceeds the limit specified in Paragraph 2(l)(iii) hereof, such Participant's Plan Account shall be credited with the maximum number of Shares permissible, and the remaining amounts will be refunded in cash as soon as administratively practicable without interest or where required by the applicable Local Law with interest or used to purchase Shares in the subsequent Election Periods, as determined by the Committee.

10.  Dividends and Other Distributions

   (a) Subject to the applicable Local Law, cash dividends and other cash distributions and stock dividends and other non-cash distributions received by the Administrator on Shares held in custody hereunder will be credited to the Plan Account of an individual Participant in accordance with such Participant's interest in the Shares with respect to which such dividends or distributions are paid.

   (b) Cash dividends or cash distributions will be paid in cash to the Participant as soon as administratively possible, after receipt thereof by the Administrator.

   (c) Stock dividends and other non-cash distributions of property will be subject to the similar Holding Period, if any applicable to the Shares with respect to which the same is declared.

   (d) Tax Responsibilities.  The Administrator shall report to each Participant
       --------------------
(or Eligible Employee with a Plan Account) the amount of dividends credited to his or her Plan Account. Subjecting the stock dividends or other non-cash distributions to the Holding Period requirement will not relieve a Participant (or Eligible Employee with Plan Account) of any income or other tax that may be due on or with respect to such dividend or other non-cash distribution of property.

11.  Voting of Shares

  A Participant shall have no interest or voting rights in the Shares until such time as the Shares are credited to the Participant's Plan Account. Shares held for a Participant (or Eligible Employee) in his or her Plan Account will be voted in accordance with the Participant's (or the Eligible Employee's) express direction. In the absence of any such directions such Shares will not be voted.

12.   In-Service Distribution or Sale of Shares

   (a) Sale of Shares.  Subject to the provisions of Paragraph 20 hereof, a
       --------------
Participant may, at any time after the later of the time (i) after the Shares have been purchased and allocated to the Participant's Plan Account in accordance with Section 9(a) hereof, or (ii) after the end of the Holding Period, if any, and without withdrawing from the Plan, by giving notice to the Administrator, direct the Administrator to sell all or part of the Shares held on behalf of the Participant. Upon receipt of such a notice, the Administrator shall, as soon as practicable after receipt of such notice, sell such Shares and transmit the net proceeds of such sale (less any bank service fees, brokerage charges, transfer or withholding taxes, and any other transaction fee, expense or cost) to the Participant.

   (b) In-Service Share Distributions.  A Participant may, at any time after the
       ------------------------------
later of the time (i) after the Shares have been purchased and allocated to the Participant's Plan Account in accordance with Section 9(a) hereof, or (ii) after the end of the Holding Period, if any, and without withdrawing from the Plan, request that a certificate for all or part of the whole number of Shares held in his or her Plan Account be sent to him or her as described in Paragraph 9(a) above. All such requests must be submitted in writing to the Administrator. The Administrator may impose a reasonable charge, to be paid by the Participant, for each stock certificate so issued.

13.  Cessation of Active Participation

  A Participant may during the Enrollment Period, by giving notice to the Committee or the Employer, in the manner established by the Committee, revoke his or her authorization for payroll deduction or alternative contribution for the Election Period to which such authorization relates. Unless otherwise required by the applicable Local Law, a Participant may not terminate his or her participation by revoking his or her authorization for payroll deduction or alternative contribution or not contributing his or her alternative contributions for the Election Period after such Election Period has commenced. If a Participant terminates his or her participation in the Plan during an Election Period, such termination shall be effective for the next Election Period, and only if such termination is made by the Participant by giving notice to the Committee or the Employer in the manner established by the Committee

14.  Termination of Employment or Cessation of Eligibility

  In the event that a Participant ceases to be employed by the Employer for any reason, including death, disability, retirement or voluntary or involuntary termination, or ceases to be an Eligible Employee, then the Participant's rights under the Plan shall terminate. Except as provided in Paragraph 15, below, the Company shall as soon as administratively possible, refund to the Participant without interest or where required by the applicable Local Law with interest the payroll deductions or alternative contributions made by the Participant during the Election Period in which such termination of employment or cessation of eligibility occurs.

15.  Assignment

  The payroll deductions, or alternative contributions or interest where payable under the applicable Local Law credited to a Participant's Plan Account, or any rights to purchase Shares under the Plan may not be assigned, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Any such assignment, alienation, transfer, pledge, or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw from the Plan. A Participant's right to purchase Shares under this Plan may be exercisable during the Participant's lifetime only by the Participant. A Participant's Plan Account shall be payable to the Participant's estate upon his or her death in accordance with the applicable laws of death, descent and distribution.

16.  Adjustment of and Changes in Shares

  If at any time after the effective date of the Plan the Company shall subdivide or reclassify the Shares with respect to which a purchase right has been or may be granted under the Plan, or shall declare thereon any stock split or dividend payable in Shares, or shall alter the capital structure of the Shares or the Company in any similar manner, then the number and class of Shares held in the Plan and which may thereafter be subject to the Share purchase right granted under the Plan (in the aggregate and to any Participant) shall be adjusted accordingly, and in the case of each right outstanding at the time of any such action, the number and class of Shares which may thereafter be purchased pursuant to such right and the Purchase Price shall be adjusted accordingly, as necessary to preserve the rights of the holder(s) of such Shares and right(s).

17.  Amendment or Termination of the Plan

  The Committee shall have the right, at any time, to amend, modify or terminate the Plan without notice; provided, however, that no Participant's existing rights shall be adversely affected by any such amendment, modification or termination, except to comply with the applicable Local Law, stock exchange rules or accounting rules.

  Notwithstanding the foregoing, the Committee shall have the right to terminate the Plan with respect to all future payroll deductions or alternative contributions and related purchases at any time. Such termination of the Plan shall also terminate any current Election Period in accordance with Paragraph 4 of the Plan.

18.      Designation of Subsidiaries

  Subsidiaries may be added as Designated Subsidiaries by the Committee in its sole discretion from time to time.

19.      Operating Regulations

  The Committee may make regulations for the operation of the Plan that are not inconsistent with these rules to apply to Employees and Participants who are employed or resident outside of the United States of America (provided such regulations are not in violation of the applicable Local Law) including, but not limited to, regulations in respect of those matters set out at Paragraphs 2(c), 2(i), 2(l), 2(m), 2(p), 2(m), 4, 6, 7, 8, 10, 13, 14, 17 and 20 hereof.
Regulations shall be made by way of Addendum.

20.      Administration

   (a) Administration.  The Plan shall be administered by the Committee.  The
       --------------
Committee shall be responsible for the administration of all matters under the Plan which have not been delegated to the Administrator. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended or repealed by the Committee.

   (b) Specific Responsibilities.  The Committee's responsibilities shall
       -------------------------
include, but shall not be limited to:

       (i) interpreting the Plan (including issues relating to the definition and application of "Compensation");

       (ii) identifying and compiling a list of persons who are Eligible Employees for an Election Period;

       (iii) identifying those Eligible Employees not entitled to be granted rights or other rights for an Election Period on account of the limitations described in Paragraph 2(l)(iii) hereof;

       (iv) providing to Participants upon request Company financial statements which are publicly available;

       (v) delivering to the Participants stock certificates, subject to Holding Period, if any, representing the Shares purchased or credited to the Participant's Plan Account.

  The Committee may from time to time adopt rules and regulations for carrying out the terms of the Plan. Interpretation or construction of any provision of the Plan by the Committee shall be final and conclusive on all persons, absent specific and contrary action taken by the Board. Any interpretation or construction of any provision of the Plan by the Committee shall be final and conclusive.

21.      Securities Law and Other Restrictions

  Notwithstanding any provision of the Plan to the contrary, no payroll deductions or alternative contributions shall take place and no Shares may be purchased or sold under the Plan until a registration statement has been filed and become effective with respect to the issuance of the Shares covered by the Plan under the Act and any other required action has been taken under any other applicable Local Law of the jurisdiction in which the Employer of the Employee is located or the Employee is employed or resides. Prior to the effectiveness of such registration statement, Shares subject to purchase under the Plan may be offered to Eligible Employees only pursuant to an exemption from the registration requirements of the Act and pursuant to any other action that is required under any applicable Local Law.

22.      No Independent Employees' Rights

  Nothing in the Plan shall be construed to be a contract of employment between an Employer or its parent or any Subsidiary and any Employee, or any group or category of Employees (whether for a definite or specific duration or otherwise), or to prevent the Employer, its parent or any Subsidiary from terminating any Employee's employment at any time, in accordance with the applicable Local Law. Nothing in this Plan shall be construed as conferring any rights of a shareholder in any Employee or any other person until the Shares are credited to the Plan Account.

23.      Applicable Law

  (a) Section 423 of the Code.  The Plan shall be construed, administered and
      -----------------------
governed having regard to Section 423 of the Code.

  (b) Other Applicable Law.  Subject to Paragraph 23(a) hereof, the Plan shall
      --------------------
be construed, administered and governed in all respects under the laws of the State of California.

24.   Merger or Consolidation

  Each outstanding purchase right will automatically be exercised immediately prior to the effective date of any Corporate Transaction (as defined below), by applying the accumulated payroll deductions or alternative contributions and interest where payable under the applicable Local Law, of each Participant for the Election Period in which such Corporate Transaction occurs to the purchase of whole Shares at the Purchase Price for such Election Period by treating the day immediately prior to the effective date of any Corporate Transaction as the last Trading Day of the Election Period, unless the Committee determines, in the exercise of its sole discretion, to establish an earlier date as the last Trading Day of the Election Period, or to provide that purchase rights shall be assumed by a successor entity that is a party to the Corporate Transaction or terminate the Plan as of the end of the Election

Period immediately preceding the effective date of the Corporate Transaction and promptly refund to Participants all payroll deductions or alternative contributions and interest where payable under the applicable Local Law accumulated through such effective date. The applicable limitation on the number of whole Shares purchasable per Participant will continue to apply to any purchase made hereunder. With respect to Shares acquired prior to or in connection with a Corporate Transaction, each Participant will thereafter be entitled to receive as soon as practicable following the effective date of such Corporate Transaction the securities or property which a holder of Shares of the Company was entitled to receive in connection with such Corporate Transaction. For purposes of this Paragraph 24, "Corporate Transaction" shall mean, a transaction by which the Company is acquired by merger or sale of all or substantially all of the Company's assets or outstanding voting stock.


                                I.      Addenda

                                  Appendix A
     The terms for the operation of the Plan in relation to Participants in
                                   Australia

These terms are made under the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan. Except to the extent modified under this Addendum, all the provisions of the Plan apply to the Eligible Employees and Participants resident in Australia and employed by the Designated Subsidiary or Designated Subsidiaries located in Australia.

Pursuant to Paragraph 19 of the Plan, the following regulations are made:

1.   Paragraph 2(m) of the Plan to read as follows:
     "(m) "Employee" shall mean:

          (i) an individual who is a regular full time or part time employee of the Employer as defined under Local Law;

         (ii) an individual who is employed by the Employer and who works either a full time or part time work schedule and is normally included in the authorized staffing targets and budget of the Employer."

2.   Paragraph 2(p) of the Plan to read as follows:

     "(p) "Holding Period" shall mean the period during which the Participant is not permitted to transfer, sell, pledge or otherwise deal in the Shares credited to the Participant's Plan Account. The Holding Period for the purposes of this Addendum will be the earlier of

          (i) three (3) years beginning on the day the Shares are acquired by the Participant, or

         (ii) cessation of employment of the Participant with the Company or a Designated Subsidiary."

3.   Payroll Deduction or Alternative Contribution:

     In respect of Paragraphs 2(k), 2(s) and 2(u); 4(c); 7; 8(a) and (b); 9 (a) 13; 14; 15; 17, 21; 24 and such other Paragraphs of the Plan, where reference is made to "payroll deduction or alternative contribution" that reference shall be read as "payroll deduction" only. In other words, a Participant shall only be allowed to contribute to the Plan by authorizing payroll deductions. Alternative contributions shall not be permitted.

4.   Paragraph 7 of the Plan to read as follows:

     "7. Use of Funds

     All payroll deductions received or held by the Employer under the Plan will be used to purchase Shares in accordance with the provisions of the Plan. Any amounts held by an Employer or other party in connection with or as a result of payroll deductions made pursuant to the Plan and pending the purchase of Shares hereunder shall be held by the Employer in trust for the Participant in an account of an Australian Authorized Deposit Taking Institution, which has been established and will be kept by the Employer solely for the purpose of depositing Participant's contributions under the Plan."

5.    Paragraph 12 of the Plan to read as follows:

      "12.   In-Service Sale or Distribution of Shares

       (a) Sale of Shares.  Subject to the provisions of Paragraph 20 of the
           --------------
     Plan, a Participant may at any time after the end of the Holding Period defined in Section 2 of this Addendum and without withdrawing from the Plan, by giving notice to the Administrator, direct the Administrator to sell all or part of the Shares held on behalf of the Participant. Upon receipt of such a notice, the Administrator shall, as soon as practicable after receipt of such notice, sell such Shares and transmit the net proceeds of such sale (less any bank service fees, brokerage charges, transfer or withholding taxes, and any other transaction fee, expense or cost) to the Participant.

       (b) In-Service Share Distributions.  A Participant may, after the end of
           -------------------------------
     the Holding Period defined in Section 2 of this Addendum and without withdrawing from the Plan, request that a certificate for all or part of the whole number of Shares held in his or her Plan Account be sent to him or her. All such requests must be submitted in writing to the Administrator. The Administrator may impose a reasonable charge, to be paid by the Participant, for each stock certificate so issued.

                                  Appendix B

     The terms for the operation of the Plan in relation to Participants in
                                    Belgium

These terms are made under the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan. Except to the extent modified under this Addendum, all the provisions of the Plan apply to the Eligible Employees and Participants resident in Belgium and employed by the Designated Subsidiary or Designated Subsidiaries located in Belgium.

Pursuant to Paragraph 19 of the Plan, the following regulations are made:

1.  Paragraph 2(l) of the Plan to read as follows:

    "(l) "Eligible Employee" shall mean an Employee of a Designated Subsidiary with one (1) year service with the Designated Subsidiary on an Enrollment Date. Employees of Designated Subsidiaries that have become subsidiaries by reason of having been acquired by the Company or a Subsidiary and companies that have been merged with the Company or a Subsidiary may, in the discretion of the Committee, receive credit for the time they have worked for such acquired or merged company prior to the affiliation with Company or Designated Subsidiary.

    The Committee in its sole discretion may determine that the following Employees shall not be Eligible Employees under the Plan:

         (i) Employees who are actually not on the Employer's payroll at the beginning of a six-month Election Period;

         (ii) Any Employee who would own more than five (5) percent of the common stock in the Company immediately after the Share purchase opportunity is granted to them under the Plan. Shares that the Employee may purchase under all outstanding stock options or such other share-based compensation plan of the Company shall be treated as stock owned by the Employee for such purposes, even though the option is not presently exercisable or the Shares are not presently receivable by the Employee;

         (iii)  Employees who are subject to Section 16(a) of the 1934 Act; and

         (iv) Employees who are eligible to participate or who participate in the Company's 1989 Employee Stock Purchase Plan."

2.  Paragraph 2(m) of the Plan to read as follows:

    "(m) "Employee" shall mean,

         (i) an individual working full-time or part-time under an employment contract for an indefinite duration;

         (ii)   an individual, other than an individual described in (i) and
                (iii) hereof, who is not self-employed who works either a full-time or part-time work schedule and who is normally included in the authorized staffing targets and budget of the Employer; and

         (iii) an individual working full-time or part-time under a fixed term or a temporary employment contract but who is expected to fill a permanent staffing need."

3.  Paragraph 2(p) of the Plan to read as follows:

    (p) "Holding Period" shall mean, the period during which the Participant is not permitted to transfer, sell, pledge or otherwise deal in the Shares credited to the Participant's Plan Account regardless of the termination of any employment contract for whatever reason including but not limited to death, disability, or dismissal. The Holding Period for the purposes of this Addendum will be a period of two (2) years beginning on the day the Shares are purchased by the Participant."

4.  Paragraph 2(w) of the Plan to read as follows:

    (w) "Purchase Price" shall mean, for each Share purchased in accordance with Paragraph 9 of the Plan, an amount equal to any percentage figure from ninety percent (90%) to one-hundred percent (100%), as approved by the Committee, of the Closing Value on the last Trading Day of the Election Period, which for the Plan purposes shall be deemed to be the date the right to purchase such Shares granted to each Eligible Employee was exercised.

    The Committee may in its sole discretion, approve in lieu of the forgoing formula, such other formula, as it deems appropriate.

    The Purchase Price as determined hereunder may be in respect of one or more Election Periods and shall remain in effect until changed by the Committee.

    In no event, however, may the Committee select a Purchase Price that would be lower than that allowed under Section 423(b)(6) of the Code or any successor section."

5.  Payroll Deduction or Alternative Contribution:

    (I) In respect of Paragraphs 2(k), 2(s) and 2(u); 4(c); 7; 8(a) and (b); 9
    (a); 13; 14; 15; 17; 21; 24 and such other Paragraphs of the Plan, where reference is made to "payroll deduction or alternative contribution" that reference shall be read as "payroll deduction" only. In other words, a Participant shall only be allowed to contribute to the Plan by authorizing payroll deductions. Alternative contributions shall not be permitted.

    (II) Paragraphs 7 and 13 of the Plan will be modified as shown in Sections 7 and 9 of this Addendum.

6.  Payment of Interest:

    (I) Interest will be payable on the accumulated payroll deductions. The provisions of Paragraphs 4(b); 9(a), (b), (c) and (d); 14; 15; 17; 24 and such other Paragraphs of the Plan, insofar as they relate to the payment of interest, shall read accordingly.

7.  Paragraph 7 of the Plan to read as follows:

    "7. Use of Funds

    All payroll deductions and interest received or held by the Employer under the Plan will be used to purchase Shares in accordance with the provisions of the Plan. Any amounts held by an Employer or other party in connection with or as a result of payroll deductions made pursuant to the Plan and pending the purchase of Shares hereunder shall be held in an interest bearing account with a Belgian bank or branch of a foreign bank authorized to carry out business in Belgium. Administrative expenses of the Plan shall be allocated to each Participant's Plan Account unless the Employer pays such expenses. The Participant agrees to sign any and all appropriate documents to facilitate such allocation."

8.  Paragraph 12 of the Plan to read as follows:

    "12.    In-Service Sale or Distribution of Shares

       (a)  Sale of Shares.  Subject to the provisions of Paragraph 20 of the
            --------------
    Plan, a Participant may at any time after the end of the Holding Period as defined in Section 3 of this Addendum, and without withdrawing from the Plan, by giving notice to the Administrator, direct the Administrator to sell all or part of the Shares held on behalf of the Participant. Upon receipt of such a notice, the Administrator shall, as soon as practicable after receipt of such notice, sell such Shares, and transmit the net proceeds of such sale (less any bank service fees, brokerage charges, transfer or withholding taxes, and any other transaction fee, expense or cost) to the Participant.

       (b)  In-Service Share Distributions.    A Participant may, without
            ------------------------------
    withdrawing from the Plan, after the end of the Holding Period specified in
    Section 3 of this Addendum, request that a certificate for all or part of the whole number of Shares held in his or her Plan Account be sent to him or her. All such requests must be submitted in writing to the Administrator. The Administrator may impose a reasonable charge, to be paid by the Participant, for each stock certificate so issued."

9.  Paragraph 13 to read as follows:

    "13.    Cessation of Active Participation

    A Participant may during the Enrollment Period, by giving notice to the Committee or Employer, revoke his or her authorization for payroll deduction for the Election Period to which such Enrollment Period relates. A Participant may revoke his or her authorization for payroll deduction for the Election Period before the end of such Election Period. Except as provided in Paragraph 15 of the Plan, the Company shall, as soon as administratively possible, refund to the Participant, with interest, the payroll deductions for the Election Period in which such cessation occurs. Any revocation after the end of the Election Period will be valid for the next Election Period."

                                  Appendix C
    The terms for the operation of the Plan in relation to Participants in
                                    France

These terms are made under the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan. Except to the extent modified under this Addendum, all the provisions of the Plan apply to the Eligible Employees and Participants resident in France and employed by Designated Subsidiary or Designated Subsidiaries located in France.

Pursuant to Paragraph 19 of the Plan, the following regulations are made:

1.  Paragraph 2(i) of the Plan to be modified as follows:

    The words "regular fixed basic compensation" in the definition of the term "Compensation" under Paragraph 2(i) of the Plan shall be read as "Salaire de Base".

2.  Paragraph 2(m) of the Plan to read as follows:

    "(m) "Employee" shall mean an individual who is a full time or part time employee of the Employer as defined under Local Law."

3.  Paragraph 2(p) of the Plan to read as follows:

    "(p) "Holding Period" shall mean, the period during which the Participant is not permitted to transfer, sell, pledge or otherwise deal in the Shares credited to the Participant's Plan Account regardless of the termination of any employment contract for whatever reason including but not limited to death, disability, or dismissal. The Holding Period shall be determined by the Committee in its sole discretion. The determination of the Committee may be in respect of Shares credited in respect of one or more Election Periods and shall remain in effect until changed by the Committee."

4.  Payroll Deduction or Alternative Contribution:

    (I) In respect of Paragraphs 2(k), 2(s) and 2(u); 7; 4(c); 8(a) and (b); 9
        (a); 13; 14; 15; 17; 21; 24 and such other Paragraphs of the Plan, where reference is made to "payroll deduction or alternative contribution" that reference shall be read as "payroll deduction" only. In other words, a Participant shall only be allowed to contribute to the Plan by authorizing payroll deductions. Alternative contributions shall not be permitted.

5.  Paragraph 2(w) of the Plan to read as follows:

     "(w) "Purchase Price" shall mean, for each new Share issued in accordance with Paragraph 9 of the Plan, the fair value of such a Share as determined by a financial advisor or appraiser, as selected by the Committee or Employer in their sole and absolute discretion, taking into account the Holding Period. The fair value of a Share, that is subject to the Holding Period, shall approximate a value not less than eighty five (85%) of the Closing Value on the last Trading Day of the Election Period for Shares that bare no Holding Period and are freely tradable. Such date, for the purposes of this Addendum, being deemed to be the date the right to purchase such Shares granted to each Eligible Employee was exercised. The Committee may, in its sole discretion, approve in lieu of the foregoing formula any other formula.

          The Purchase Price determined hereunder may be in respect of one or more Election Periods and shall remain in effect until changed by the Committee.

          In no event, however, may the Committee select a Purchase Price that would be lower than that allowed under Section 423(b)(6) of the Code or any successor section."

6. Paragraph 6 of the Plan - Number and Types of Shares to be Made Available under the Plan

    The total number of Shares required for purchase by Participants granted rights under this Addendum which are exercised under Paragraph 9 of the Plan will be made available by way of authorized and unissued Shares or treasury Shares only. In other words, Shares to be credited to the Participant's Plan Account will not be purchased from the open market on the date the Participant exercises such rights.

7.  Paragraph 12 of the Plan to read as follows:

    "12. In-Service Sale or Distribution of Shares

       (a)  Sale of Shares. Subject to the provisions of Paragraph 20 of the
            --------------
    Plan, a Participant may at any time after the end of the Holding Period as defined in Section 3 of this Addendum and without withdrawing from the Plan, by giving notice to the Administrator, direct the Administrator to sell all or part of the Shares held on behalf of the Participant. Upon receipt of such a notice, the Administrator shall, as soon as practicable after receipt of such notice, sell such Shares and transmit the net proceeds of such sale (less any bank service fees, brokerage charges, transfer or withholding taxes, and any other transaction fee, expense or cost) to the Participant.

       (b)  In-Service Share Distributions. A Participant may, after the end of
            ------------------------------
    the Holding Period specified in Section 3 of this Addendum and without withdrawing from the Plan, request that a certificate for all or part of the whole number of Shares held in his or her Plan Account be sent to him or her. All such requests must be submitted in writing to the Administrator. The Administrator may impose a reasonable charge, to be paid by the Participant, for each stock certificate so issued."

                                  Appendix D
    The terms for the operation of the Plan in relation to Participants in
                                    Germany

These terms are made under the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan. Except to the extent modified under this Addendum, all the provisions of the Plan apply to the Eligible Employees and Participants resident in Germany and employed by the Designated Subsidiary or Designated Subsidiaries located in Germany.

Pursuant to Paragraph 19 of the Plan, the following regulations are made:

1. Paragraph 2(i) of the Plan to read as follows:

   The words "regular fixed basic gross compensation" under Paragraph 2(i) of the Plan shall be read as "regular fixed basic after-tax compensation".

2. Paragraph 2(l) of the Plan to read as follows:

   "(l) "Eligible Employee" shall mean, an Employee of a Designated Subsidiary with one (1) year service on an Enrollment Date. Employees of Designated Subsidiaries that have become subsidiaries by reason of having been acquired by the Company or a Subsidiary and companies that have been merged with the Company or a Subsidiary may, in the discretion of the Committee, receive credit for the time they have worked for such acquired or merged company prior to the affiliation with Company or Designated Subsidiary.

        The Committee in its sole discretion may determine that the following Employees shall not be Eligible Employees under the Plan:

        (i) Employees who are not actively employed by the Employer at the beginning of a six-month Election Period. Provided however that Employer on maternity and paternity leave should not be excluded.

        (ii) Any Employee who would own more than five (5) percent of the common stock in the Company immediately after the Share purchase opportunity is granted to them under the Plan. Shares that the Employee may purchase under all outstanding stock options or such other share-based compensation plan of the Company shall be treated as stock owned by the Employee for such purposes, even though the option is not presently exercisable or the Shares are not presently receivable by the Employee;

        (iii)  Employees who are subject to Section 16(a) of the 1934 Act; and

        (iv) Employees who are eligible to participate or who participate in the Company's 1989 Employee Stock Purchase Plan."

3.  Paragraph 2(m) of the Plan to read as follows:

    "(m) "Employee" shall mean,

        (i) an individual who is a regular full time or part time employee of the Employer as defined under Local Law;

     (ii) an individual who works either a full time or part time work schedule and is normally included in the authorized staffing targets and budget of the Employer; and

     (iii) an individual who has been hired on a temporary contract but who is expected to fill a permanent staffing need."

4. Payroll Deduction or Alternative Contribution:

   (I) In respect of Paragraphs 2(k), 2(s) and 2(u); 4(c); 7; 8(a) and (b); 9
   (a); 13; 14; 15; 17; 21; 24 and such other Paragraphs of the Plan, where reference is made to "payroll deduction or alternative contribution" that reference shall be read as "payroll deduction" only. In other words, a Participant shall only be allowed to contribute to the Plan by authorizing payroll deductions. Alternative contributions shall not be permitted.

   (II) Paragraph 13 will be modified as shown in Section 5 of this Addendum.

5. Paragraph 13 of the Plan to read as follows:

   "13. Cessation of Active Participation

   A Participant may during the Enrollment Period, by giving notice to the Committee or Employer, revoke his or her authorization for payroll deduction for the Election Period to which such Enrollment Period relates. A Participant may revoke his or her authorization for payroll deduction for the Election Period before the end of such Election Period. Except as provided in Paragraph 15 of the Plan, the Company shall, as soon as administratively possible, refund to the Participant, the payroll deductions for the Election Period in which such cessation occurs. Any revocation after the end of the Election Period will be valid for the next Election Period."

                                  Appendix E
    The terms for the operation of the Plan in relation to Participants in
                                    Ireland

These terms are made under the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan. Except to the extent modified under this Addendum, all the provisions of the Plan apply to the Eligible Employees and Participants resident in Ireland and employed by the Designated Subsidiary or Designated Subsidiaries located in Ireland.

Pursuant to Paragraph 19 of the Plan, the following regulations are made:

1. Paragraph 2(m) of the Plan to read as follows:

   "(m) "Employee" shall mean:

        (i) an individual who is a regular full time or part time employee of the Employer as defined under the Local Law;

        (ii) an individual who works either a full-time or part-time work schedule and is normally included in the authorized staffing targets and budget of the Employer; and

        (iii) an individual who has been hired on a temporary contract but who is expected to fill a permanent staffing need.

2. Payroll Deduction or Alternative Contribution:

   In respect of Paragraphs 2(k), 2(s) and 2(u); 4(c); 7; 8(a) and (b); 9 (a) 13; 14; 15; 17, 21; 24 and such other Paragraphs of the Plan, where reference is made to "payroll deduction or alternative contribution" that reference shall be read as "payroll deduction" only. In other words, a Participant shall only be allowed to contribute to the Plan by authorizing payroll deductions. Alternative contributions shall not be permitted.

                                  Appendix F
  The terms for the operation of the Plan in relation to Participants in Italy

These terms are made under the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan. Except to the extent modified under this Addendum, all the provisions of the Plan apply to the Eligible Employees and Participants resident in Italy as defined under the applicable Italian tax code.

Pursuant to Paragraph 19 of the Plan, the following regulations are made:

1.  Payroll deduction or Alternative Contribution:

    I)   In respect of Paragraphs 2(k), 2(s) and 2(u); 4(c); 7; 8(a) and (b); 9
         (a) ; 13; 14; 15; 17; 21; 24 and such other Paragraphs of the Plan, where reference is made to "payroll deduction or alternative contribution" that reference shall be read as "payroll deduction" only. In other words, a Participant shall only be allowed to contribute to the Plan by authorizing payroll deductions. Alternative contributions shall not be permitted.

    II) Paragraph 8(a) of the Plan will be modified as shown in Section 6 of this Addendum.

    III) Paragraph 13 of the Plan will be modified as shown in Sections 8 of this Addendum.

2.  Paragraph 2(l) of the Plan to read as follows:

    "(l) "Eligible Employee" shall mean an Employee of a Designated Subsidiary.
         The Committee, in accordance with the applicable legislation in the United States, may determine that the following Employees shall not be Eligible Employees under the Plan:

         (i) Any Employee who would own more than five (5) percent of the common stock in the Company immediately after the Share purchase opportunity is granted to them under the Plan. Shares that the Employee may purchase under all outstanding stock options or such other share-based compensation plan of the Company shall be treated as stock owned by the Employee for such purposes, even though the option is not presently exercisable or the Shares are not presently receivable by the Employee;

         (ii) Employees who are subject to Section 16(a) of the 1934 Act."

3.  Paragraph 2(m) of the Plan to read as follows:

    "(m) "Employee" shall mean:

         (i) an individual who is a regular full time or part time employee of the Employer as defined under Local Law;

         (ii) an individual who works either a full time or part time work schedule and is normally included in the authorized staffing targets and budget of the Employer; and

         (iii) an individual who has been hired on a temporary contract but who is expected to fill a permanent staffing need."

4.  Paragraph 2(p) of the Plan to read as follows:

    "(p) "Holding Period" shall mean, the period during which the Participant is not permitted to transfer, sell, pledge or otherwise deal in the Shares credited to the Participant's Plan Account regardless of the termination of any employment contract for whatever reason including but not limited to death, disability, or dismissal. The Holding Period shall be determined as the period of time beginning on the last day the Shares are assigned to the Participant and ending the same day of the third subsequent year."

5.  Paragraph 2(w) of the Plan to read as follows:

    "(w) "Purchase Price" shall mean, for each Share purchased in accordance with Paragraph 9 of the Plan, an amount equal to any percentage figure from eighty-five percent (85%) to one-hundred percent (100%), as approved by the Committee, of the Closing Value on the last Trading Day of the Election Period, which for the Plan purposes shall be deemed to be the date the right to purchase such Shares granted to each Eligible Employee was exercised.

         However, the Committee may in its sole discretion determine that the total Fiscal Value of Discount with respect to all Shares credited to a Participant's Plan Account under the Plan in any one calendar year shall be limited to four million (4.000.000) Lira or Euro equivalent of four million (4.000.000) Lira, or such other amount as it may determine.

         The total Fiscal Value of Discount should be determined as the difference between the Purchase Price and the arithmetical average of the closing sales prices for such Share (or the closing bid, if no sales were reported) as quoted on the New York Stock Exchange, or such other established stock exchange or national market system on which the Share is listed or traded, for the Last Month before ending on the day in which Shares are assigned to the Participant.

         For the purposes of this definition, Last Month shall mean the period of time ending on the date of determination and beginning on the same day of the preceding month. The Share prices (or the closing bid price) on the date of determination and on the same day of the preceding month are included in the determination. If in this Last Month period there is no one Share price (or closing bid price) on the Stock Exchange, or such other established stock exchange or national market system on which the Share is listed or traded, Last Month shall mean the period of time ending on the same day of the month preceding the date of the determination and beginning on the same day of the two months preceding the last day of the Election Period.

         The Purchase Price as determined hereunder may be in respect of one or more Election Periods and shall remain in effect until changed by the Committee.

          In no event, however, may the Committee select a Purchase Price that would be lower than that allowed under Section 423(b)(6) of the Code or any successor section."

6.  Paragraph 8(a) of the Plan to read as follows:

      "8(a) Payroll Deduction or Alternative Contribution.  Except as otherwise
       ---------------------------------------------------
    specifically provided herein, the Purchase Price will be payable by each Participant by means of payroll deduction. The payroll deduction shall be in increments of one percent (1%). Unless otherwise authorized by the Committee, the minimum payroll deduction permitted shall be an amount equal to two percent (2%) of a Participant's Compensation and the maximum payroll deduction contribution shall be an amount equal to fifteen percent (15%) of a Participant's Compensation. In any event, the total payroll deduction permitted to be made by any Participant in any calendar year shall be limited to the lower of (i) Lira 22.666.000 (Lira 22.666 million) or Euro equivalent of Lira 22.666 million or (ii) legal currency equivalent of U.S. $25,000 as defined under Section 423 (b)(8)(C) of the Code, or such other amount as Section 423(b)(8)(C) of the Code, or any successor section, may hereafter allow. The actual percentage of Compensation to be deducted or contributed shall be specified by a Participant in his or her authorization to participate in the Plan. Unless otherwise authorized by the Committee, Participants may not deposit any separate cash payments into their Plan Accounts.

    Payroll deductions will commence with the first payroll issued during the Election Period and will, except as otherwise provided herein, continue with each payroll throughout the entire Election Period, except for pay periods for which such Participant receives no Compensation. A pay period which ends at such time that it is administratively impracticable to credit any payroll for such pay period to the then current Election Period will be credited in its entirety to the immediately subsequent Election Period. A pay period that overlaps Election Periods will be credited in its entirety to the Election Period in which it is paid. Alternative contributions will be made in accordance with the procedure established by the Committee."

7.  Paragraph 12 of the Plan to read as follows:

     "(a)  Sale of Shares.  Subject to the provisions of Paragraph 20 of the
           --------------
    Plan, a Participant may at any time after the end of the Holding Period as defined under Section 4 of this Addendum and without withdrawing from the Plan, by giving notice to the Administrator, direct the Administrator to sell all or part of the Shares held on behalf of the Participant. Upon receipt of such a notice, the Administrator shall, as soon as practicable after receipt of such notice, sell such Shares in the open market and transfer the net proceeds of such sale (less any bank service fees, brokerage charges, transfer or withholding taxes, and any other transaction fee, expense or cost) to the Participant.

      (b) In-Service Share Distributions. A Participant may, after the end of
          -------------------------------
    the Holding Period requirement of Section 4 of this Addendum and without withdrawing from the Plan, request that a certificate for all or part of the whole number of Shares held in his or her Plan Account be sent to him or her. All such requests must be submitted in writing to the Administrator. The Administrator may impose a reasonable charge, to be paid by the Participant, for each stock certificate so issued."

8.    Paragraph 13 of the Plan to read as follows:

    "13.   Cessation of Active Participation

      A Participant may during the Enrollment Period, by giving notice to the Committee or Employer, revoke his or her authorization for payroll deduction for the Election Period to which such Enrollment Period relates. A Participant may revoke his or her authorization for payroll deduction for the Election Period before the end of such Election Period. Except as provided in Paragraph 15 of the Plan, the Company shall, as soon as administratively possible, refund to the Participant, the payroll deductions for the Election Period in which such cessation occurs. Any revocation after the end of the Election Period will be valid for the next Election Period."

Paragraph 20 (b) of the Plan to read as follows:

    "(b)  Specific Responsibilities.  The Committee's responsibilities shall
          -------------------------
    include, but shall not be limited to:

          (i) interpreting the Plan (including issues relating to the definition and application of "Compensation");

          (ii) identifying and compiling a list of persons who are Eligible Employees for an Election Period;

          (iii) identifying those Eligible Employees not entitled to be granted rights or other rights for an Election Period, in compliance with the U.S. legislation;

          (iv) providing to Participants upon request Company financial statements which are publicly available; and

          (v) delivering to the Participants stock certificates, subject to the Holding Period, if any, representing the Shares purchased or credited to the Participant's Plan Account.

                The Committee may from time to time adopt rules and regulations for carrying out the terms of the Plan. Interpretation or construction of any provision of the Plan by the Committee shall be final and conclusive on all persons, absent specific and contrary action taken by the Board. Any interpretation or construction of any provision of the Plan by the Committee shall be final and conclusive."

                                  Appendix G
    The terms for the operation of the Plan in relation to Participants in
                                  Netherlands

These terms are made under the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan. Except to the extent modified under this Addendum, all the provisions of the Plan apply to the Eligible Employees and Participants resident in Netherlands and employed by the Designated Subsidiary or Designated Subsidiaries located in Netherlands.

Pursuant to Paragraph 19 of the Plan, the following regulations are made:

1.   Paragraph 2(l) of the Plan to read as follows:

     "(l) "Eligible Employee" shall mean an Employee of a Designated Subsidiary with one (1) year service on an Enrollment Date. Employees of Designated Subsidiaries that have become subsidiaries by reason of having been acquired by the Company or a Subsidiary and companies that have been merged with the Company or a Subsidiary may, in the discretion of the Committee, receive credit for the time they have worked for such acquired or merged company prior to the affiliation with the Company or Designated Subsidiary.

     The Committee in its sole discretion may determine that the following Employees shall not be Eligible Employees under the Plan:

     (i) Employees who are not actively employed by the Employer at the beginning of a six-month Election Period. Provided, however, that Employees on maternity, paternity and parental leave should not be excluded. Provided also that Employees who are disabled should not be excluded from participation

     (ii) Any Employee who would own more than five (5) percent of the common stock in the Company immediately after the Share purchase opportunity is granted to them under the Plan. Shares that the Employee may purchase under all outstanding stock options or such other share-based compensation plan of the Company shall be treated as stock owned by the Employee for such purposes, even though the option is not presently exercisable or the Shares are not presently receivable by the Employee;

     (iii) Employees who are subject to Section 16(a) of the 1934 Act; and

     (iv) Employees who are eligible to participate or who participate in the Company's 1989 Employee Stock Purchase Plan."

2.   Paragraph 2(m) of the Plan to read as follows:

     "(m) "Employee" shall mean, an individual who is a regular full time or part time employee of the Employer as defined under Local Law."

3.   Payroll Deduction or Alternative Contribution:

     (I) In respect of Paragraphs 2(k), 2(s) and 2(u); 4(c); 7; 8(a) and (b);
     9 (a); 13; 14; 15; 17; 21 ; 24 and such other Paragraphs of the Plan, where reference is made to "payroll deduction or alternative contribution" that reference shall be read as "payroll deduction" only. In other words, a Participant shall only be allowed to contribute to the Plan by authorizing payroll deductions. Alternative contributions shall not be permitted.

     (II) Paragraph 13 will be modified as shown in Section 4 of this Addendum.

4.   Paragraph 13 of the Plan to read as follows:

     "13. Cessation of Active Participation

     A Participant may during the Enrollment Period, by giving notice to the Committee or Employer, revoke his or her authorization for payroll deduction for the Election Period to which such Enrollment Period relates. A Participant may revoke his or her authorization for payroll deduction for the Election Period before the end of such Election Period. Except as provided in Paragraph 15 of the Plan, the Company shall, as soon as administratively possible, refund to the Participant, the payroll deductions for the Election Period in which such cessation occurs. Any revocation after the end of the Election Period will be valid for the next Election Period."

                                  Appendix H
    The terms for the operation of the Plan in relation to Participants in
                                     Spain

These terms are made under the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan. Except to the extent modified under this Addendum, all the provisions of the Plan apply to the Eligible Employees and Participants resident in Spain and employed by the Designated Subsidiary or Designated Subsidiaries located in Spain.

Pursuant to Paragraph 19 of the Plan, the following regulations are made:

1.  Paragraph 2(l) of the Plan to read as follows:

     "(l) "Eligible Employee" shall mean an Employee of a Designated Subsidiary with one (1) year service on an Enrollment Date. Employees of Designated Subsidiaries that have become subsidiaries by reason of having been acquired by the Company or a Subsidiary and companies that have been merged with the Company or a Subsidiary may, in the discretion of the Committee, receive credit for the time they have worked for such acquired or merged company prior to the affiliation with the Company or Designated Subsidiary.

     The Committee in its sole discretion may determine that the following Employees shall not be Eligible Employees under the Plan:

     (i) Employees whose customary employment is less than 20 hours per week or who are employed for less than five months in any calendar year.

     (ii) Employees who are not actively employed by the Employer at the beginning of a six-month Election Period. Provided however that Employees on disability and on maternity, paternity and parental leave, as defined by applicable Spanish Social Security Regulations, should not be excluded from participation unless the exclusion can be objectively justified.

     (iii) Any Employee who would own more than five (5) percent of the common stock in the Company immediately after the Share purchase opportunity is granted to them under the Plan. Shares that the Employee may purchase under all outstanding stock options or such other share-based compensation plan of the Company shall be treated as stock owned by the Employee for such purposes, even though the option is not presently exercisable or the Shares are not presently receivable by the Employee;

     (iv)  Employees who are subject to Section 16(a) of the 1934 Act; and

     (v) Employees who are eligible to participate or who participate in the Company's 1989 Employee Stock Purchase Plan."

2.  Paragraph 2(m) of the Plan to read as follows:

     "(m) "Employee" shall mean:

     (i) an individual who is a regular full time or part time employee of the Employer as defined under Local Law;

     (ii) an individual who works either a full time or part time work schedule and is normally included in the authorized staffing targets and budget of the Employer; and

     (iii) an individual who has been hired on a temporary contract but who is expected to fill a permanent staffing need."

3.  Payroll Deduction or Alternative Contribution:

     (I) In respect of Paragraphs 2(k), 2(s) and 2(u); 4(c); 7; 8(a) and (b); 9
     (a); 13; 14; 15; 17; 21; 24 and such other Paragraphs of the Plan, where reference is made to "payroll deduction or alternative contribution" that reference shall be read as "payroll deduction" only. In other words, a Participant shall only be allowed to contribute to the Plan by authorizing payroll deductions. Alternative contributions shall not be permitted.

4.  Paragraph 2(w) of the Plan to read as follows:

     "(w) "Purchase Price" shall mean, for each Share purchased in accordance with Paragraph 9 hereof, an amount equal to any percentage figure from eighty-five percent (85%) to one-hundred percent (100%) as approved by the Committee of the Closing Value on the last Trading Day of the Election Period, which for the Plan purposes shall be deemed to be the date the right to purchase such Shares granted to each Eligible Employee was exercised.

     Provided however that the Committee may in its sole discretion determine, considering each purchase of Shares following the last Trading Day of the Election Period, that (i) the total discount corresponding to Shares purchased in each such Election Period, together with the discount corresponding to Shares purchased within the year prior to the date of such last purchase, shall not exceed five-hundred thousand (500.000) Spanish Pesetas or Euro equivalent of five-hundred thousand (500.000) Spanish Pesetas, and that (ii) the total discount corresponding to Shares purchased in each such Election Period, together with the discount corresponding to Shares purchased within the five-year period prior to the date of such last purchase, shall not exceed one million (1.000.000) Spanish Pesetas or Euro equivalent of one million (1.000.000) Spanish Pesetas.

     The Purchase Price as determined hereunder may be in respect of one or more Election Periods and shall remain in effect until changed by the Committee.

     In no event, however, may the Committee select a Purchase Price that would be lower than that allowed under Section 423(b)(6) of the Code or any successor section."

                                  Appendix I
    The Terms for the Operation of the Plan in relation to Participants in
                              The United Kingdom

These terms are made under the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan. All the provisions of the Plan apply to Eligible Employees and Participants resident in the United Kingdom except to the extent modified under this Addendum.

Pursuant to Paragraph 19 of the Plan, the following regulations are made:

1.  Paragraph 2(b) of the Plan to read as follows:

     (b) "Administrator" shall mean the bank(s), brokerage firm(s), financial institution(s), or other entity or entities or person(s) engaged, retained or appointed by the Committee to act as the agent of the Employer and of the Participants under the Plan from time to time.

2.  Paragraph 2(l) of the Plan to read as follows:

     (l) "Eligible Employee" shall mean an Employee of a Designated Subsidiary with one (1) year service on an Enrollment Date. Employees of Designated Subsidiaries that have become subsidiaries by reason of having been acquired by the Company or a Subsidiary and companies that have been merged with the Company or a Subsidiary may, in the discretion of the Committee, receive credit for the time they have worked for such acquired or merged company.

          The Committee in its sole discretion may determine that the following Employees shall not be Eligible Employees under the Plan:

          (i) Employees who are not actively employed by an Employer at the beginning of a six-month Election Period. Provided however that Employees on maternity, paternity and parental leave should not be excluded. Provided also that Employees who are disabled as defined under the Disability Discrimination Act of 1995 should not be excluded from participation unless the exclusion can be objectively justified;

          (ii) Any Employee who would own more than five (5) percent of the common stock in the Company immediately after the Share purchase opportunity is granted to them under the Plan. Shares that the Employee may purchase under all outstanding stock options or such other share-based compensation plan of the Company shall be treated as stock owned by the Employee for such purposes, even though the option is not presently exercisable or the Shares are not presently receivable by the Employee;

          (iii) Employees who are subject to Section 16(a) of the 1934 Act; and

          (iv) Employees who are eligible to participate or who participate in the Company's 1989 Employee Stock Purchase Plan."

3.  Paragraph 2(w) of the Plan to read as follows:

     (w) "Purchase Price" shall mean, for each Share purchased in accordance with Paragraph 9 hereof, an amount equal to the lesser of:

          (i) one hundred percent (100%) of the Closing Value of a Share on the first Trading Day of each Election Period or the earliest date thereafter as is administratively feasible, which for Plan purposes shall be deemed to be the date the right to purchase such Shares was granted to each Eligible Employee who is, or elects to become, a Participant; and

          (ii) one hundred percent (100%) of the Closing Value of such Share on the last Trading Day of the Election Period or the earliest date thereafter as is administratively feasible, which for Plan purposes shall be deemed to be the date each such right to purchase such Shares was exercised;

          The Committee may in its sole discretion, approve in lieu of the forgoing formula, such other formula as it deems appropriate.

          The Purchase Price as determined hereunder may be in respect of one or more Election Periods and shall remain in effect until changed by the Committee.

          In no event, however, may the Committee select a Purchase Price that would be lower than that allowed under Section 423(b)(6) of the Code or any successor section."

4.  Payroll Deduction or Alternative Contribution:

     In respect of Paragraphs 2(k), 2(r) and 2(t); 4(c); 7; 8(a) and (b); 9 (a); 13; 14; 15; 17; 21; 24 and other Paragraphs of the Plan, where reference is made to "payroll deduction or alternative contribution" that reference shall be read as "payroll deduction" only. In other words, a Participant shall only be allowed to contribute to the Plan by authorizing payroll deductions. Alternative contributions shall not be permitted.

5.  Paragraph 13 of the Plan to read as follows:

     "13. Cessation of Active Participation

     A Participant may during the Enrollment Period, by giving notice to the Committee or the Employer, in the manner established by the Committee, revoke his or her authorization for payroll deduction or alternative contribution for the Election Period to which such authorization relates.

     A Participant may cease participation during an Election Period by giving notice to the Committee or the Employer in the manner established by the Committee. A Participant who ceases participation in such manner may resume participation once during the same Election Period by giving notice to the Committee or the Employer in the manner established by the Committee. A Participant who has ceased and resumed participation during one Election Period may not resume participation during that Election Period if he or she subsequently ceases participation again during that Election Period.

     If a Participant terminates his or her participation in the Plan during an Election Period, such termination shall be effective for the next Election Period, and only if such termination is made by the Participant by giving notice to the Committee or the Employer in the manner established by the Committee."